UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2016
Etsy, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
117 Adams Street
Brooklyn, New York 11201
(Address of principal executive offices, including zip code)
(718) 855-7955
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Etsy, Inc. announced that Josh Silverman has been appointed to its Board of Directors as a Class II director, effective November 15, 2016. With his appointment, Etsy’s Board of Directors has increased to seven members. Mr. Silverman has also been appointed to serve on the Compensation Committee of the Board. As an independent non-employee director, he will be compensated for his services in the manner described under “Director Compensation” in Etsy’s Proxy Statement, dated April 22, 2016.

Mr. Silverman has served as Executive in Residence at Greylock Partners, a venture capital firm, since January 2016. Prior to that, Mr. Silverman served as President of Consumer Products and Services at American Express from June 2011 to December 2015. Before joining American Express, he was the CEO of Skype from February 2008 to September 2010. Mr. Silverman served as CEO of Shopping.com, an eBay company from July 2006 to March 2008 and, prior to that, in various executive roles at eBay. Mr. Silverman was also co-founder and CEO of Evite, Inc. He has served on the Board of Shake Shack since November 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By: /s/ Chad Dickerson
Chad Dickerson
President, Chief Executive Officer and Chair
Dated: November 15, 2016

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